Exhibit 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-Q of LandAmerica Financial Group, Inc. for the quarter ended June 30, 2004, I, G. William Evans, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a) such Form 10-Q for the quarter ended June 30, 2004 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in such Form 10-Q for the quarter ended June 30, 2004 fairly presents, in all material respects, the consolidated financial condition and results of operations of LandAmerica Financial Group, Inc. and its subsidiaries as of, and for, the periods presented in such Form 10-Q.

By:	/s/ G. William Evans	Date: August 5, 2004
G. William Evans Chief Financial Officer